EXHIBIT 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
The Health Information Network Connection, LLC

We consent to the inclusion in this registration statement of CareInsite, Inc. on Amendment No. 2 to Form S-1 of our report dated February 26, 1999 on our audit of the financial statements of The Health Information Network Connection, LLC as of December 31, 1998 and for the year then ended. We also consent to the reference to our firm under the caption "Experts".


                                    KPMG LLP


Melville, New York
May 4, 1999